As filed with the Securities and Exchange Commission on November 23, 2007

Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHINA DIRECT, INC.

(Exact name of registrant as specified in its charter)

Florida	13-3876100
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5301 North Federal Highway, Suite 120, Boca Raton, Florida	33487
(Address of Principal Executive Offices)	(Zip Code)

Non-Plan Options Granted Pursuant to Employment Agreements

(Full title of plan)

Dr. Yuelian (James) Wang

Chief Executive Officer

China Direct, Inc.

5301 North Federal Highway

Suite 120

Boca Raton, Florida 33487

(Name and Address of agent for service)

(561) 989-9171

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.0001 per share (1)(4)	1,100,000	$2.50	$2,750,000	84.43
Common stock, par value $0.0001 per share (2)(4)	1,100,000	$5.00	$5,500,000	168.85
Common stock, par value $0.0001 per share (3)(4)	1,375,000	$7.50	$10,312,500	316.59
Total	3,575,000			$569.87

(1)       Includes common shares issuable upon the exercise of outstanding stock options with an exercise price of $2.50 per share.

(2)       Includes common shares issuable upon the exercise of outstanding stock options with an exercise price of $5.00 per share.

(3)       Includes common shares issuable upon the exercise of outstanding stock options with an exercise price of $7.50 per share.

(4)       To the extent permitted by Rule 416, there are also being registered such additional number of shares of common stock as may be issuable as a result of the anti-dilution provisions of the options.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This registration statement registers 3,575,000 shares of common stock, $0.0001 par value (the “Shares”) of China Direct, Inc. that may be issued and sold under upon the exercise of non-qualified stock options (the “Options”) granted to certain of our employees including our executive officers as additional compensation pursuant to the terms of employment agreements. This registration statement also registers any additional shares which may be issued under the Options as a result of a stock split, stock dividend or other anti-dilution provision to the extent permissible under Rule 416 of the Securities Act of 1933.

Item 1.	Plan Information

Items 1 and 2 of this Part I, and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Form S-8, constitute the first prospectus (“Plan Prospectus”) relating to issuances to the selling security holders of up to 3,575,000 shares of common stock upon the exercise of the Options. Pursuant to the requirements of Form S-8 and Rule 428, we will deliver or cause to be delivered to the Selling Security Holders any required information as specified by Rule 428(b)(1). The second prospectus (“Resale Prospectus”), may be used in connection with reoffers and resales, made on a delayed or continuous basis in the future, as provided in Rule 415 under the Securities Act of 1933, of shares of our common stock acquired by the selling security holders who are our “affiliates” as such term is defined in Rule 405 under the Securities Act of 1933, which shares constitute “control securities” as such term is defined in General Instruction C to Form S-8. The Plan Prospectus has been omitted from this Registration Statement as permitted by Part I of Form S-8. The Resale Prospectus is filed as part of this Registration Statement as required by Form S-8.

Item 2.	Company Information and Employee Plan Annual Information

We will provide without charge, upon written or oral request, the documents incorporated by reference in Item 3 of Part II of this registration statement. These documents are incorporated by reference in the Section 10(a) prospectus. We will also provide without charge, upon written or oral request, all other documents required to be delivered to recipients pursuant to Rule 428(b). Any and all such requests shall be directed to China Direct, Inc. at our principal office at 5301 North Federal Highway, Suite 120, Boca Raton, Florida 33487, telephone number (561) 989-9171.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No person has been authorized by us to give any information or to make any representation other than as contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any distribution of the shares of common stock issuable under the terms of the Options shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof.

Our principal offices are located at 5301 North Federal Highway, Suite 120, Boca Raton, Florida 33487 and our telephone number is (561) 989-9171. Our fiscal year end is December 31. Information which appears on our web site at www.cdii.net is not part of this prospectus.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

REOFFER PROSPECTUS

CHINA DIRECT, INC.

3,575,000 Shares of Common Stock

This prospectus covers the resale of up to 3,575,000 shares of common stock issuable upon the exercise of the Options granted as compensation under employment agreements, including by persons who are our “affiliates” within the meaning of federal securities laws. We will not receive any proceeds from sales of shares by selling security holders. Selling security holders may sell all or a portion of the shares from time to time either directly in private transactions, or through one or more brokers or dealers on the American Stock Exchange, or any other market or exchange on which the common stock is quoted or listed for trading, at such prices and upon such terms as may be obtainable. These sales may be at fixed prices (which may be changed), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Selling security holders who are our “affiliates” may not sell an amount of shares which exceeds in any three month period the amount specified in Rule 144(e) of the Securities Act of 1933.

Our common stock is traded on the American Stock Exchange under the symbol “CDS.” On November 21, 2007, the closing price of a share of our common stock on the American Stock Exchange was $8.70 per share.

Upon any sale of the common stock by a selling security holder, any participating agents, brokers, dealers or market makers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, and commissions or discounts or any profit realized on the resale of such securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

No underwriter is being utilized in connection with this offering. We will pay all expenses incurred in connection with this offering and the preparation of this Resale Prospectus.

These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

The date of this prospectus is November 23, 2007.

All share and per share information contained in this prospectus gives effect to the 100 for 1 (100:1) reverse stock split of our common stock effective June 28, 2006. When used in this prospectus the terms “China Direct”, “we”, “us” or “our” refers to China Direct, Inc., a Florida corporation formerly known as Evolve One, Inc., and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file reports, proxy statements and other information with the Securities and Exchange Commission. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by us with the SEC are incorporated herein by reference and made a part hereof:

•	our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006,
•	our Quarterly Report on Form 10-QSB for the period ended March 31, 2007,
•	our Quarterly Report on Form 10-QSB for the period ended June 30, 2007,
•	our Quarterly Report on Form 10-QSB for the period ended September 30, 2007,
•	our Current Report on Form 8-K as filed on April 4, 2007,
•	our Current Report on Form 8-K as filed on April 16, 2007,
•	our Current Report on Form 8-K as filed on April 27, 2007,
•	our Current Report on Form 8-K as filed on May 9, 2007,
•	our Current Report on Form 8-K as filed on May 30, 2007,
•	our Current Report on Form 8-K as filed on June 6, 2007,
•	our Current Report on Form 8-K as filed on June 20, 2007,
•	our Current Report on Form 8-K as filed on June 27, 2007,
•	our Current Report on Form 8-K as filed on July 6, 2007,
•	our Current Report on Form 8-K as filed on July 11, 2007,
•	our Current Report on Form 8-K as filed on August 8, 2007,
•	our Current Report on Form 8-K as filed on August 28, 2007,
•	our Current Report on Form 8-K as filed on September 6, 2007,
•	our Current Report on Form 8-K as filed on September 7, 2007,
•	our Current Report on Form 8-K as filed on October 2, 2007,
•	our Current Report on Form 8-K as filed on October 4, 2007,
•	our Current Report on Form 8-K as filed on October 22, 2007, and
•	our Current Report on Form 8-K as filed on November 14, 2007.

In addition, all reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, China Direct, Inc., 5301 North Federal Highway, Suite 120, Boca Raton, Florida 33487, telephone number (561) 989-9171.

THE COMPANY

We are a U.S.-based company doing business in China through our subsidiaries. For operational purposes, we organize our business into two divisions:

•	our management division, which acquires controlling stakes in Chinese companies and then provides capital and active management to enable these companies to thrive in their respective industries, and

•	our consulting division, which assists other companies in China and the U.S. in establishing and maintaining a presence in the U.S. capital markets.

Our consulting division was formed in January 2005 and in August 2006 it completed a reverse merger transaction. Thereafter, we began implementing our management division’s business model. Examples of industries in which we are focusing our efforts include manufacturing, technology, mining, healthcare, packaging, food and beverage, as well as companies involved in importing and exporting activities. We have initially targeted medium sized entities, generally including companies with less than $100 million in annual revenue, which we believe offer the greatest opportunities for growth. We adhere to PRC rules and regulations governing foreign investment and obtain all relevant and necessary local and/or national governmental approvals. Our predominant method of acquiring controlling interests of Chinese entities is by infusing cash consideration to increase a target’s registered capital. This infusion of capital into a Chinese domestic company serves to create a new foreign investment entity (FIE) in which our equity ownership percentage is represented by our percentage of contribution to the new total registered capital amount.

For accounting purposes, we presently report our operations in four segments, including magnesium, chemical, consulting (which includes our parent company operations) and energy. Our magnesium division generates revenues from the processing and distribution of various forms of magnesium including magnesium powder, magnesium scrap, magnesium alloy and various grades of ordinary magnesium slabs, as well as from exporting magnesium products. For the nine months ended September 30, 2007, revenues from our magnesium division represented approximately 55.1% of our total net revenues. Our chemical division generates revenues from acting as a third party agent in the sale and distribution of industrial grade synthetic chemicals, maintaining a relationship with both the supplier and the customer, and managing the logistics of the distribution channel. Revenues from our chemical division represented approximately 36.6% of our total net revenues for the nine months ended September 30, 2007. Our consulting division generates revenues by the providing consulting services to its client companies and revenues from our consulting division represented approximately 5.5% of our total net revenues for the nine months ended September 30, 2007. Our energy division is engaged in the alternative energy and recycling industry and provides ancillary services to oil refineries. For the nine months ended September 30, 2007 revenues from our energy division represented approximately 2.8% of our total net revenues.

We were incorporated in Delaware in July 1999. In June 2007 we domesticated the company in the State of Florida. Our principal executive offices are located at 5301 North Federal Highway, Suite 120, Boca Raton, Florida 33487. Our telephone number at this location is (561) 989-9171. Our web site is www.cdii.net.

RISK FACTORS

An investment in our common stock involves a significant degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest in our common stock.

RISKS RELATED TO OUR COMPANY

THE SUCCESS OF OUR BUSINESS MODEL IS DEPENDENT UPON OUR ABILITY TO IDENTIFY AND CLOSE ACQUISITIONS OF OPERATING COMPANIES IN CHINA. THE ACQUISITION OF NEW BUSINESSES IS COSTLY AND SUCH ACQUISITIONS MAY NOT ENHANCE OUR FINANCIAL CONDITION.

Our primary business and operational focus is on our management division. Our growth strategy is to acquire companies and identify and acquire assets and technologies from businesses in China that have services, products, technologies, industry specializations or geographic coverage that extend or complement our existing business. The process to undertake a potential acquisition is time-consuming and costly. We expect to expend significant resources to undertake business, financial and legal due diligence on our potential acquisition targets and there is no guarantee that we will acquire the company after completing due diligence. The process of identifying and consummating an acquisition could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities and exposure to undisclosed or potential liabilities of acquired companies. In addition, even if we are successful in acquiring additional companies, there are no assurances that the operations of these business will enhance our future financial conditions, including to the extent that the businesses acquired in these transactions do not remain competitive, some or all of the goodwill related to that acquisition could be charged against our future earnings, if any.

THE VALUE OF THE EQUITY SECURITIES WE OCCASIONALLY ACCEPT AS COMPENSATION IS SUBJECT TO ADJUSTMENT WHICH COULD RESULT IN LOSSES TO US IN FUTURE PERIODS.

Historically we have accepted equity securities of consulting clients as compensation for our consulting services. These securities are reflected on our balance sheet as “investment in marketable securities held for sale”. We evaluate quarterly the carrying value of each investment for a possible increase or decrease in value. Because we do not want to be considered an investment company, it is to our benefit to keep the carrying values of these securities as low as possible. This review may result in an adjustment to their carrying value which could adversely affect our operating results for the corresponding quarters in that we might be required to reduce our carrying value of the investments. In addition, if we are unable to liquidate these securities, we will be required to write off the investments which would adversely affect our financial position.

THE INVESTMENT COMPANY ACT OF 1940 WILL LIMIT THE VALUE OF SECURITIES WE CAN ACCEPT AS PAYMENT FOR OUR BUSINESS CONSULTING SERVICES WHICH MAY LIMIT OUR FUTURE REVENUES.

We have historically accepted stock as payment for our services and will likely continue to do so in the future, but only to the extent that it does not cause us to become an investment company under the Investment Company Act 1940. To the extent that we are required to reduce the amount of stock we accept as payment for our business consulting services to avoid becoming an investment company, our future revenues from our business consulting services may substantially decline if our client companies cannot pay our fees in cash which will materially adversely effect our financial condition and results of operations in future periods. Any future change in our fee structure for our business consulting services could also severely limit our ability to attract business-consulting clients in the future.

WE CANNOT ASSURE YOU THAT THE CURRENT CHINESE POLICIES OF ECONOMIC REFORM WILL CONTINUE. BECAUSE OF THIS UNCERTAINTY, THERE ARE SIGNIFICANT ECONOMIC RISKS ASSOCIATED WITH DOING BUSINESS IN CHINA.

Although the majority of productive assets in China are owned by the Chinese government, in the past several years the government has implemented economic reform measures that emphasize decentralization and encourage private economic activity. In keeping with these economic reform policies, the PRC has been openly promoting business development in order to bring more business into the PRC. Because these economic reform measures may be inconsistent or ineffective, there are no assurances that:

•	the Chinese government will continue its pursuit of economic reform policies;
•	the economic policies, even if pursued, will be successful;
•	economic policies will not be significantly altered from time to time; or
•	business operations in China will not become subject to the risk of nationalization.

We cannot assure you that we will be able to capitalize on these economic reforms, assuming the reforms continue. Because our business model is dependent upon the continued economic reform and growth in China, any change in Chinese government policy could materially adversely affect our ability to continue to implement our business model. China’s economy has experienced significant growth in the past decade, but such growth has been uneven across geographic and economic sectors and has recently been slowing. Even if the Chinese government continues its policies of economic reform, there are no assurances that economic growth in that country will continue or that we will be able to take advantage of these opportunities in a fashion that will provide financial benefit to our company.

ACQUISITION EFFORTS IN FUTURE PERIODS MAY BE DILUTIVE TO OUR THEN CURRENT SHAREHOLDERS.

Our business model depends upon the issuance of our securities to consummate acquisitions in the future. As a result, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock. As we will generally not be required to obtain the consent of our shareholders before entering into acquisition transactions, shareholders are dependent upon the judgment of our management in determining the number of, and characteristics of stock issued as consideration in an acquisition.

WE MAY NEED ADDITIONAL FINANCING WHICH WE MAY NOT BE ABLE TO OBTAIN ON ACCEPTABLE TERMS. ADDITIONAL CAPITAL RAISING EFFORTS IN FUTURE PERIODS MAY BE DILUTIVE TO OUR THEN CURRENT SHAREHOLDERS OR RESULT IN INCREASED INTEREST EXPENSE IN FUTURE PERIODS.

We may need to raise additional working capital to continue to implement our business model. Our future capital requirements, however, depend on a number of factors, including our operations, the financial condition of an acquisition target and its needs for capital, our ability to grow revenues from other sources, our ability to manage the growth of our business and our ability to control our expenses. If we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock. We cannot assure you that we will be able to raise the working capital as needed in the future on terms acceptable to us, if at all. If we do not raise funds as needed, we will be unable to fully implement our business model, fund our ongoing operations or grow our company.

OUR MANAGEMENT MAY BE UNABLE TO EFFECTIVELY INTEGRATE OUR ACQUISITIONS AND TO MANAGE OUR GROWTH AND WE MAY BE UNABLE TO FULLY REALIZE ANY ANTICIPATED BENEFITS OF THESE ACQUISITIONS.

We are subject to various risks associated with our growth strategy, including the risk that we will be unable to identify and recruit suitable acquisition candidates in the future or to integrate and manage the acquired companies. We face particular challenges in that our acquisition strategy is based on companies located in and operating within China. Acquired companies’ histories, the geographical location, business models and business cultures will be different from ours in many respects. Even if we are successful in identifying and closing acquisitions of companies, our directors and senior management will face significant challenges in their efforts to integrate the business of the acquired companies or assets and to effectively manage our continued growth. Any future acquisitions will be subject to a number of challenges, including:

•	the diversion of management time and resources and the potential disruption of our ongoing business;
•	difficulties in maintaining uniform standards, controls, procedures and policies;
•	unexpected costs and time associated with upgrading both the internal accounting systems as well as educating each of their staffs as to the proper collection and recordation of financial data;
•	potential unknown liabilities associated with acquired businesses;
•	the difficulty of retaining key alliances on attractive terms with partners and suppliers; and
•	the difficulty of retaining and recruiting key personnel and maintaining employee morale.

There can be no assurance that our efforts to integrate the operations of any acquired assets or companies will be successful, that we can manage our growth or that the anticipated benefits of these proposed acquisitions will be fully realized.

WE ARE DEPENDENT ON CERTAIN KEY PERSONNEL AND THE LOSS OF THESE KEY PERSONNEL COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Our success is, to a certain extent, attributable to the management, sales and marketing, and operational expertise of key personnel of at our subsidiaries in China who perform key functions in the operation of our business. All of these individuals are located in China and we do not exercise any substantive day to day supervision over their activities. While we are a party to employments with certain of these individuals, we do not have employment or similar agreements with all of these individuals and there are no assurances that they will remain employed by their respective companies or devote sufficient time and attention to the operations of those entities. The loss of one or more of these key employees could have a material adverse effect upon our business, financial condition, and results of operations and the results of operations at these subsidiaries could be adversely impacted.

CERTAIN AGREEMENTS TO WHICH WE ARE A PARTY AND WHICH ARE MATERIAL TO OUR OPERATIONS LACK VARIOUS LEGAL PROTECTIONS WHICH ARE CUSTOMARILY CONTAINED IN SIMILAR CONTRACTS PREPARED IN THE UNITED STATES.

Our subsidiaries include companies organized under the laws of the PRC and all of their business and operations are conducted in China. We are a party to certain contracts related to our operations. While these contracts contain the basic business terms of the agreements between the parties, these contracts do not contain certain provisions which are customarily contained in similar contracts prepared in the U.S., such as representations and warranties of the parties, confidentiality and non-compete clauses, provisions outlining events of defaults, and termination and jurisdictional clauses. Because these contracts omit these types of clauses, notwithstanding the differences in Chinese and U.S. laws we may not have the same legal protections as we would if the contracts contained these additional provisions. We anticipate that our Chinese subsidiaries will likely enter into contracts in the future which will likewise omit these types of legal protections. While we have not been subject to any adverse consequences as a result of the omission of these types of clauses, and we consider the contracts to which we are a party to contain all the material terms of our business arrangements with the other party, future events may occur which lead to a dispute under agreements which could have been avoided if the contracts were prepared in conformity with U.S. standards. Contractual disputes which may arise from this lack of legal protection will divert management's time from the operation of our business and require us to expend funds attempting to settle a possible dispute. This possible diversion of management time will limit the time our management would otherwise devote to the operation of our business, and the diversion of capital could limit the funds we have available to pay our ongoing operating expenses.

CHANG MAGNESIUM'S CHIEF EXECUTIVE OFFICER IS ALSO CHIEF EXECUTIVE OFFICER OF A GROUP OF COMPANIES WHICH DIRECTLY COMPETE WITH CHANG MAGNESIUM.

Mr. Yuwei Huang, CEO of Chang Magnesium and an Executive Vice President of CDI Shanghai Management, is also General Manager of Taiyuan YiWei Magnesium Co. Ltd., a position he has held since founding that company in 1999 and serves in various positions with its affiliated companies. Taiyuan YiWei Magnesium Co. Ltd., a minority owner of Chang Magnesium, owns interests in seven subsidiary magnesium factories, a magnesium alloy factory and a magnesium powder desulphurization reagent factory, all located in China, and is generally regarded as the largest exporter for magnesium products in China and the second largest producer. Because these companies have similar operations relating to those of Chang Magnesium and Mr. Huang has operational control over competing companies, he is subject to certain inherent certain conflicts of interest. There can be no assurances that Chang Magnesium’s business and operations will not be adversely impacted as a result of these conflicts of interest. The operations of the affiliated entities of Mr. Huang are expected to be phased out by no later than the end of 2008, but until that time, potential conflicts of interest could occur with Mr. Huang’s affiliated entities.

RISKS RELATED TO DOING BUSINESS IN CHINA

A SUBSTANTIAL PORTION OF OUR ASSETS AND OPERATIONS ARE LOCATED IN THE PRC AND ARE SUBJECT TO CHANGES RESULTING FROM THE POLITICAL AND ECONOMIC POLICIES OF THE CHINESE GOVERNMENT.

Our business operations could be restricted by the political environment in the PRC. The PRC has operated as a socialist state since 1949 and is controlled by the Communist Party of China. In recent years, however, the government has introduced reforms aimed at creating a “socialist market economy” and policies have been implemented to allow business enterprises greater autonomy in their operations. Changes in the political leadership of the PRC may have a significant effect on laws and policies related to the current economic reform programs, other policies affecting business and the general political, economic and social environment in the PRC, including the introduction of measures to control inflation, changes in the rate or method of taxation, the imposition of additional restrictions on currency conversion and remittances abroad, and foreign investment. Moreover, economic reforms and growth in the PRC have been more successful in certain provinces than in others, and the continuation or increases of such disparities could affect the political or social stability of the PRC.

Although we believe that the economic reform and the macroeconomic measures adopted by the Chinese government have had a positive effect on the economic development of China, the future direction of these economic reforms is uncertain and the uncertainty may decrease the attractiveness of our company as an investment, which may in turn result in a decline in the trading price of our common stock.

THE CHINESE GOVERNMENT EXERTS SUBSTANTIAL INFLUENCE OVER THE MANNER IN WHICH OUR CHINESE SUBSIDIARIES MUST CONDUCT OUR BUSINESS ACTIVITIES.

The PRC only recently has permitted provincial and local economic autonomy and private economic activities. The government of the PRC has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in the PRC or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese subsidiaries.

FUTURE INFLATION IN CHINA MAY INHIBIT ECONOMIC ACTIVITY IN CHINA.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. During the past 10 years, the rate of inflation in China has been as high as 20.7% and as low as -2.2%. These factors have led to the adoption by the PRC government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. While inflation has been more moderate since 1995, high inflation may in the future cause the PRC government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China. Any actions by the PRC government to regulate growth and contain inflation could have the effect of limiting our ability to grow our revenues in future periods.

ANY RECURRENCE OF SEVERE ACUTE RESPIRATORY SYNDROME, OR SARS, OR ANOTHER WIDESPREAD PUBLIC HEALTH PROBLEM, COULD INTERRUPT OUR OPERATIONS.

A renewed outbreak of SARS or another widespread public health problem in China could have a negative effect on our operations. Our operations may be impacted by a number of health-related factors, including the following:

▪	quarantines or closures of some of our offices which would severely disrupt our operations,
▪	the sickness or death of our key officers and employees, or
▪	a general slowdown in the Chinese economy.

Any of the foregoing events or other unforeseen consequences of public health problems could result in a loss of revenues in future periods and could impact our ability to conduct the operations of our Chinese subsidiaries as they are presently conducted. If we were unable to continue the operations of our Chinese subsidiaries as they are now conducted, our revenues in future periods would decline and our ability to continue as a going concern could be in jeopardy. If we were unable to continue as a going concern, you could lose your entire investment in our company.

RESTRICTIONS ON CURRENCY EXCHANGE MAY LIMIT OUR ABILITY TO RECEIVE AND USE OUR REVENUES EFFECTIVELY.

Because a substantial portion of revenues in future periods will be in the form of Renminbi, any future restrictions on currency exchanges may limit our ability to use revenue generated in Renminbi to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the Renminbi for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies, after providing valid commercial documents, at those banks authorized to conduct foreign exchange business. In addition, conversion of Renminbi for capital account items, including direct investment and loans, is subject to government approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the Renminbi, especially with respect to foreign exchange transactions.

WE MAY BE UNABLE TO ENFORCE OUR RIGHTS DUE TO POLICIES REGARDING THE REGULATION OF FOREIGN INVESTMENTS IN CHINA.

The PRC’s legal system is a civil law system based on written statutes in which decided legal cases have little value as precedents, unlike the common law system prevalent in the United States. The PRC does not have a well-developed, consolidated body of laws governing foreign investment enterprises. As a result, the administration of laws and regulations by government agencies may be subject to considerable discretion and variation, and may be subject to influence by external forces unrelated to the legal merits of a particular matter. China’s regulations and policies with respect to foreign investments are evolving. Definitive regulations and policies with respect to such matters as the permissible percentage of foreign investment and permissible rates of equity returns have not yet been published. Statements regarding these evolving policies have been conflicting and any such policies, as administered, are likely to be subject to broad interpretation and discretion and to be modified, perhaps on a case-by-case basis. The uncertainties regarding such regulations and policies present risks which may affect our ability to achieve our stated business objectives. If we are unable to enforce any legal rights we may have under our contracts or otherwise, our ability to compete with other companies in our industry could be limited which could result in a loss of revenue in future periods which could impact our ability to continue as a going concern.

FAILURE TO COMPLY WITH THE UNITED STATES FOREIGN CORRUPT PRACTICES ACT COULD SUBJECT US TO PENALTIES AND OTHER ADVERSE CONSEQUENCES.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

WE MAY HAVE DIFFICULTY ESTABLISHING ADEQUATE MANAGEMENT, LEGAL AND FINANCIAL CONTROLS IN THE PRC.

PRC companies have historically not adopted a Western style of management and financial reporting concepts and practices, which includes strong corporate governance, internal controls and, computer, financial and other control systems. In addition, we may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our business.

RISKS RELATED TO OUR COMMON STOCK

PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS MAY DELAY OR PREVENT A TAKEOVER WHICH MAY NOT BE IN THE BEST INTERESTS OF OUR SHAREHOLDERS.

Provisions of our articles of incorporation and bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our shareholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of Florida law also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation’s disinterested shareholders.

In addition, our articles of incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock with such rights and preferences as may be determined by our board of directors. Our board of directors may, without shareholder approval, issue preferred stock with dividends, liquidation, conversion or voting rights that could adversely affect the voting power or other rights of our common shareholders.

IF THE SELLING SECURITY HOLDERS ALL ELECT TO SELL THEIR SHARES OF OUR COMMON STOCK AT THE SAME TIME, THE MARKET PRICE OF OUR SHARES MAY DECREASE.

It is possible that the selling security holders will offer all of the shares for sale. Further because it is possible that a significant number of shares of our common stock could be sold at the same time hereunder, the sales, or the possibility thereof, may have a depressive effect on the market price for our common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Certain statements in this prospectus contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to implement our strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this prospectus in its entirety, including the risks described in “Risk Factors”. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock by the selling security holders pursuant to this Resale Prospectus. All proceeds from the sale of the common stock by the selling security holders will be for the account of such selling security holders.

THE OPTIONS

Employment Agreements with our executive officers

On August 16, 2006 we entered into executive employment agreements with each of Dr. Yuelian (James) Wang and Messrs. Marc Siegel and David Stein, our executive officers. Under the terms of these agreements, as additional compensation we granted Options to the executive officers in the amounts and at the exercise prices set forth below:

Name of Grantee	No. of Shares Underlying Options	Exercise Price	Vesting Date	Expiration Date
Dr. Yuelian (James) Wang	400,000	$0.01	01/01/2005	01/01/2010
	400,000	$2.50	01/01/2006	01/01/2011
	400,000	$5.00	01/01/2007	01/01/2012
	500,000	$7.50	01/01/2008	01/01/2013
	500,000	$10.00	01/01/2009	01/01/2014
Marc Siegel	400,000	$0.01	01/01/2005	01/01/2010
	400,000	$2.50	01/01/2006	01/01/2011
	400,000	$5.00	01/01/2007	01/01/2012
	500,000	$7.50	01/01/2008	01/01/2013
	500,000	$10.00	01/01/2009	01/01/2014
David Stein	200,000	$0.01	01/01/2005	01/01/2010
	200,000	$2.50	01/01/2006	01/01/2011
	200,000	$5.00	01/01/2007	01/01/2012
	250,000	$7.50	01/01/2008	01/01/2013
	250,000	$10.00	01/01/2009	01/01/2014

These Options are exercisable at any time and from time to time from the date of vesting until the expiration date by the holder; the exercise price is payable in cash at the time of exercise. In the event the executive employment agreement is terminated, all Options which were not vested prior to the date of termination will immediately vest. The exercise price and number of shares issuable upon exercise of these Options are subject to proportional adjustment in the event of stock splits, dividends, reorganizations and similar corporate events. These Options are transferable by the holder to a partnership, corporation or other entity controlled by the holder, to the holder’s spouse or to a trust for the holder’s benefit or that of the holder’s spouse or children. Otherwise, these Options are not transferable by the holder other than by will or by the laws of descent and distribution, and all options are exercisable, during the holder’s lifetime, only by the holder or, to the extent of legal incapacity or incompetency, the holder’s guardian or legal representative. Neither these Options nor any right or benefit under these Options may be transferred, alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbered or charged.

Employment Agreement with Richard Galterio

On March 26, 2007 we entered into an employment agreement with Richard Galterio to serve as our Vice President, Investor Relations. Mr. Galterio had previously provided services to us on a consulting basis. Under the term of the employment agreement as compensation we granted Mr. Galterio options to purchase an aggregate of 1,450,000 shares of our common stock in the amounts and at the exercise prices set forth below:

No. of Shares Underlying Options	Exercise Price	Vesting Date	Expiration Date
1,000,000	$0.30	03/01/2007	03/01/2012
100,000	$2.50	03/01/2007	03/01/2012
100,000	$5.00	03/01/2007	03/01/2012
125,000	$7.50	01/01/2008	01/01/2013
125,000	$10.00	01/01/2009	01/01/2014

These Options are exercisable at any time and from time to time from the date of vesting until the expiration date by Mr. Galterio; the exercise price is payable in cash at the time of exercise. In the event the employment agreement is terminated, all Options which were not vested prior to the date of termination will terminate. The exercise price and number of shares issuable upon exercise of these Options are subject to proportional adjustment in the event of stock splits, dividends, reorganizations and similar corporate events. These Options are transferable by Mr. Galterio to a partnership, corporation or other entity controlled by him, to his spouse or to a trust for his benefit or that of his spouse or children. Otherwise, these Options are not transferable by Mr. Galterio other than by will or by the laws of descent and distribution, and all options are exercisable, during his lifetime, only by Mr. Galterio or, to the extent of legal incapacity or incompetency, his guardian or legal representative. Neither these Options nor any right or benefit under these Options may be transferred, alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbered or charged.

The number of China Direct common shares underlying Mr. Galterio’s options granted pursuant to his employment agreement of March 26, 2007 included in this prospectus is 325,000 shares, which includes 100,000 shares of our common stock underlying options with an exercise price of $2.50 per share, 100,000 shares of our common stock underlying options with an exercise price of $5.00 per share and 125,000 shares of our common stock underlying options with an exercise price of $7.50 per share.

Restrictions Under Securities Laws

The sale of all shares issuable upon the exercise of the Options must be made in compliance with federal and state securities laws. Selling security holders of the should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 or other applicable exemption. These affiliates are also subject to the “short swing” profit rule of Section 16(b) of the Securities Exchange Act of 1934.

SELLING SECURITY HOLDERS

As of November 23, 2007 we had 19,879,610 shares of our common stock issued and outstanding. The information under this heading relates to resales of shares covered by this prospectus by persons who are our “affiliates” as that term is defined under federal securities laws. These persons are members of our Board of Directors and/or officers of our company. Shares issued pursuant to this prospectus to our affiliates are “control” shares under federal securities laws.

The following table sets forth:

•	the name of each affiliated selling security holder,
•	the amount of common stock owned beneficially, directly or indirectly, by each affiliated selling security holder,
•	the maximum amount of shares to be offered by the affiliated selling security holders pursuant to this prospectus, and
•	the amount of common stock to be owned by each affiliated selling security holder following sale of the shares.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and includes any securities which the person has the right to acquire within 60 days through the conversion or exercise of any security or other right. The information as to the number of shares of our common stock owned by each affiliated selling security holder is based upon our books and records and the information provided by our transfer agent.

We may amend or supplement this prospectus from time to time to update the disclosure set forth in the table. Because the selling security holders identified in the table may sell some or all of the shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the affiliated selling security holders upon termination of the offering made hereby. We have therefore assumed, for the purposes of the following table, that the affiliated selling security holders will sell all of the shares owned by them, which are being offered hereby, but will not sell any other shares of our common stock that they presently own.

The selling security holders are deemed affiliates and may not in any three-month period effect sales of shares of common stock covered hereby in excess of 1% of our outstanding common stock or the average weekly volume of our stock as reported on the American Stock Exchange of the month preceding the sale.

Name of selling security holder	Number of shares owned	Shares to be offered	Shares to be owned after offering	% owned after offering
Dr. Yuelian (James) Wang (1)	3,300,000	1,300,000	2,500,000	12.5%
Marc Siegel (2)	5,200,000	1,300,000	4,400,000	21.9%
David Stein (3)	2,683,114	650,000	2,283,114	11.7%

(1)	The number of shares beneficially owned by Dr. Wang includes

•	2,100,000 shares of our common stock which are held by Dragon Fund Management LLC, an entity in which Dr. Wang owns 1% of the membership interests and holds 50% of the voting control;
•	400,000 shares of our common stock underlying options with an exercise price of $0.01 per share,
•	400,000 shares of our common stock underlying options with an exercise price of $2.50 per share, and
•	400,000 shares of our common stock underlying options with an exercise price of $5.00 per share.

The number of shares beneficially owned by Dr. Wang excludes an aggregate of 1,900,000 shares of our common stock held by trusts for the benefit of his wife and minor child over which he disclaims beneficial ownership, 500,000 shares underlying options with an exercise price of $7.50 per share and 500,000 shares underlying options with an exercise price of $10.00 per share which have not vested.

The number of shares offered includes 400,000 shares of our common stock underlying options with an exercise price of $2.50 per share, 400,000 shares of our common stock underlying options with an exercise price of $5.00 per share and 500,000 shares of our common stock underlying options with an exercise price of $7.50 per share.

(2)	The number of shares beneficially owned by Mr. Siegel includes:

•	4,000,000 shares of our common stock
•	400,000 shares of our common stock underlying options with an exercise price of $0.01 per share,
•	400,000 shares of our common stock underlying options with an exercise price of $2.50 per share, and
•	400,000 shares of our common stock underlying options with an exercise price of $5.00 per share.

The number of shares beneficially owned by Mr. Siegel excludes 500,000 shares underlying options with an exercise price of $7.50 per share and 500,000 shares underlying options with an exercise price of $10.00 per share which have not vested.

The number of shares offered includes 400,000 shares of our common stock underlying options with an exercise price of $2.50 per share, 400,000 shares of our common stock underlying options with an exercise price of $5.00 per share and 500,000 shares of our common stock underlying options with an exercise price of $7.50 per share.

(3)	The number of shares beneficially owned by Mr. Stein includes:

▪	2,083,114 shares of our common stock
▪	200,000 shares of our common stock underlying options with an exercise price of $0.01 per share;
▪	200,000 shares of our common stock underlying options with an exercise price of $2.50 per share; and
•	200,000 shares of common stock underlying options with an exercise price of $5.00 per share.

The number of shares beneficially owned by Mr. Stein excludes 250,000 shares underlying options with an exercise price of $7.50 per share and 250,000 shares underlying options with an exercise price of $10.00 per share which have not yet vested.

The number of shares offered includes 200,000 shares of our common stock underlying options with an exercise price of $2.50 per share, 200,000 shares of our common stock underlying options with an exercise price of $5.00 per share and 250,000 shares of our common stock underlying options with an exercise price of $7.50 per share.

PLAN OF DISTRIBUTION

The information under this heading includes resales of shares covered by this prospectus by persons who are our “affiliates” as that term in defined under federal securities laws.

The shares covered by this prospectus may be resold and distributed from time to time by the selling security holders in one or more transactions, including ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of these shares as principals, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices. The selling security holders in connection with sales of securities may pay usual and customary, or specifically negotiated, brokerage fees or commissions.

The selling security holders may sell shares in one or more of the following methods, which may include crosses or block transactions:

•          through the American Stock Exchange or on such exchanges or over-the-counter markets on which our shares may be listed from time-to-time, in transactions which may include special offerings, exchange distributions and/or secondary distributions, pursuant to and in accordance with the rules of such exchanges, or through brokers, acting as principal or agent;

•          in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for value, subject to rules relating to sales by affiliates; or

•          through the writing of options on our shares, whether or not such options are listed on an exchange, or other transactions requiring delivery of our shares, or the delivery of our shares to close out a short position.

Any such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

In making sales, brokers or dealers used by the selling security holders may arrange for other brokers or dealers to participate. The selling security holders who are affiliates of our company and others through whom such securities are sold may be “underwriters” within the meaning of the Securities Act of 1933 for the securities offered, and any profits realized or commission received may be considered underwriting compensation. Information as to whether an underwriter(s) who may be selected by the selling security holders, or any other broker-dealer, is acting as principal or agent for the selling security holders, the compensation to be received by underwriters who may be selected by the selling security holders, or any broker-dealer, acting as principal or agent for the selling security holders and the compensation to be received by other broker-dealers, in the event the compensation of other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including the supplement, if any, to any person who purchases any of the shares from or through a dealer or broker.

We have advised the selling security holders that, at the time a resale of the shares is made by or on behalf of a selling security holder, a copy of this prospectus is to be delivered.

We have also advised the selling security holders that during the time as they may be engaged in a distribution of the shares included herein they are required to comply with Regulation M of the Securities Exchange Act of 1934. With certain exceptions, Regulation M precludes any selling security holders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with the distribution of that security.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger & Beilly LLP.

EXPERTS

The consolidated balance sheet as of December 31, 2006, and the related consolidated statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2006 and for the period from January 18, 2005 (inception) through December 31, 2005 of China Direct, Inc. audited by Sherb & Co., LLP, independent auditors, as set forth in their report thereon dated March 9, 2007 and are incorporated by reference in reliance upon the authority of such firm as experts in auditing and accounting.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The documents listed below are incorporated by reference in the registration statement. All documents subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

•	our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006,
•	our Quarterly Report on Form 10-QSB for the period ended March 31, 2007,
•	our Quarterly Report on Form 10-QSB for the period ended June 30, 2007,
•	our Quarterly Report on Form 10-QSB for the period ended September 30, 2007,
•	our Current Report on Form 8-K as filed on April 4, 2007,
•	our Current Report on Form 8-K as filed on April 16, 2007,
•	our Current Report on Form 8-K as filed on April 27, 2007,
•	our Current Report on Form 8-K as filed on May 9, 2007,
•	our Current Report on Form 8-K as filed on May 30, 2007,
•	our Current Report on Form 8-K as filed on June 6, 2007,
•	our Current Report on Form 8-K as filed on June 20, 2007,
•	our Current Report on Form 8-K as filed on June 27, 2007,
•	our Current Report on Form 8-K as filed on July 6, 2007,
•	our Current Report on Form 8-K as filed on July 11, 2007,
•	our Current Report on Form 8-K as filed on August 8, 2007,
•	our Current Report on Form 8-K as filed on August 28, 2007,
•	our Current Report on Form 8-K as filed on September 6, 2007,
•	our Current Report on Form 8-K as filed on September 7, 2007,
•	our Current Report on Form 8-K as filed on October 2, 2007,
•	our Current Report on Form 8-K as filed on October 4, 2007,
•	our Current Report on Form 8-K as filed on October 22, 2007, and
•	our Current Report on Form 8-K as filed on November 14, 2007.

All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, at 5301 North Federal Highway, Suite 120, Boca Raton, Florida 33487, telephone number: (561) 989-9171.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

The Florida Business Corporation Act permits the indemnification of directors, employees, officers and agents of a Florida corporation. Our articles of incorporation and bylaws provide that we shall indemnify to the fullest extent permitted by the Florida Business Corporation Act any person whom we may indemnify under the act.

The provisions of Florida law that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies including injunctive or other forms of non-monetary relief will remain available. In addition, each director will continue to be subject to liability for:

•	violations of criminal laws, unless the director has reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe his conduct was unlawful,

•	deriving an improper personal benefit from a transaction,

•	voting for or assenting to an unlawful distribution, and

•	willful misconduct or conscious disregard for our best interests in a proceeding by or in our right to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

The statute does not affect a director’s responsibilities under any other law, including federal securities laws.

The effect of Florida law, our articles of incorporation and our bylaws is to require us to indemnify our officers and directors for any claim arising against those persons in their official capacities if the person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

To the extent indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or control persons, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act of 1933 and is unenforceable.

Item 7.	Exemption From Registration Claimed

Not Applicable.

Item 8.	Exhibits

5.1	Opinion of Schneider Weinberger & Beilly LLP.*
10.1	Form of Option Agreement with Dr. Yuelian (James) Wang *
10.2	Form of Option Agreement with Mr. Marc Siegel *
10.3	Form of Option Agreement with Mr. David Stein *
10.4	Form of Option Agreement with Mr. Richard Galterio *
10.5	Employment Agreement dated August 16, 2006 by and between China Direct, Inc. and Yuejian (James) Wang (1)
10.6	Employment Agreement dated August 16, 2006 by and between China Direct, Inc. and Mr. Marc Siegel (1)
10.7	Employment Agreement dated August 16, 2006 by and between China Direct, Inc. and Mr. David Stein (1)
10.8	Employment Agreement dated March 26, 2007 by and between China Direct, Inc. and Mr. Richard Galterio *
23.1	Consent of Sherb & Co., LLP *
23.2	Consent of Schneider Weinberger & Beilly LLP. (included in Exhibit 5)*

*      Filed herewith.

(1)   Incorporated by reference to the exhibits filed with the Current Report on Form 8-K as filed on August 17, 2006.

Item 9.	Undertakings

The undersigned small business issuer will:

(1)       File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)         Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)        Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       Include any additional or changed material information on the plan of distribution.

(2)       For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)       File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)       For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.          Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.        Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida on November 23, 2007.

CHINA DIRECT, INC.

By:	/s/ Yuelian (James) Wang

Yuelian (James) Wang, Chief Executive Officer,

director, principal executive officer

By:	/s/ Yi (Jenny) Liu

Yi (Jenny) Liu, Vice President, Finance,

principal accounting and financial officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Yuelian (James) Wang	Chief Executive Officer	November 23, 2007
Yuelian (James) Wang	and Chairman

/s/ Marc Siegel	President, Director	November 23, 2007
Marc Siegel

/s/ David Barnes	Director	November 23, 2007
David Barnes

/s/ Victor Hollander	Director	November 23, 2007
Victor Hollander

/s/ Sheldon Steiner	Director	November 23, 2007
Sheldon Steiner